Matt Rohrmann (Investor Contact):	(212) 940-3339;	investorrelations@axiscapital.com
Anna Kukowski (Media Contact):	(212) 715-3574;	anna.kukowski@axiscapital.com

AXIS CAPITAL PROVIDES INITIAL COMMENTS ON THIRD QUARTER 2021 RESULTS

Pembroke, Bermuda, October 14, 2021 - AXIS Capital Holdings Limited ("AXIS Capital" or the "Company") (NYSE: AXS) today announced a third quarter net loss estimate for catastrophes and other weather-related events of approximately $250 million, pre-tax ($219 million, after-tax).

The pre-tax net loss estimate includes $175 million for Hurricane Ida, consistent with industry insured losses of approximately $35 billion and $55 million for July European floods, consistent with industry insured losses of approximately $13 billion. In addition, the pre-tax net loss estimate includes $20 million for other catastrophe and weather-related events.

AXIS Capital also noted continuing improvements in its current accident year combined ratio excluding catastrophe and weather-related losses, consistent with progress observed in the first half of 2021.

The Company’s net loss estimate is based on its ground-up assessment of losses from individual contracts and treaties exposed to the affected regions, including preliminary information from clients, brokers and loss adjusters. Industry insured loss estimates, market share analyses and catastrophe modeling analyses were also taken into account where appropriate. Due to the nature of these events, including the complexity of loss assessment, factors contributing to the losses and the preliminary nature of the information available to prepare this estimate, the actual net loss for these events may ultimately differ materially from this current estimate.

The Company's results will be discussed during its conference call on Thursday, October 28, 2021 at 9:30 AM (EDT).

About AXIS Capital
AXIS Capital, through its operating subsidiaries, is a global provider of specialty lines insurance and treaty reinsurance with shareholders' equity of $5.4 billion at June 30, 2021, and locations in Bermuda, the United States, Europe, Singapore and Canada. Its operating subsidiaries have been assigned a rating of "A+" ("Strong") by Standard & Poor's and "A" ("Excellent") by A.M. Best. For more information about AXIS Capital, visit its website at www.axiscapital.com.

Website and Social Media Disclosure
The Company uses its website (www.axiscapital.com) and its corporate LinkedIn (AXIS Capital) and Twitter (@AXIS_Capital) accounts as channels of distribution of Company information. The information posted through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following the Company's press releases, SEC filings and public conference calls and webcasts. In addition, e-mail alerts and other information about AXIS Capital may be received by those enrolled in the Company's "E-mail Alerts" program, which can be found in the Investor Information section of the Company's website (www.axiscapital.com).The contents of the Company's website and social media channels are not part of this press release.

Follow AXIS Capital on LinkedIn and Twitter.
LinkedIn: http://bit.ly/2kRYbZ5

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934.

Forward-looking statements contained in this press release include without limitation information regarding estimates for catastrophes and other weather-related losses and current accident year combined ratio excluding catastrophes and weather-related losses.

These statements involve risks, uncertainties and assumptions. Important factors that could cause actual events or results to differ materially from expectations, include but are not limited to, the following:

•the adverse impact of the ongoing COVID-19 pandemic on the Company's business, results of operations, financial condition and liquidity;
•the occurrence and magnitude of natural and man-made disasters;
•actual claims exceeding loss reserves;
•general economic, capital and credit market conditions, including fluctuations in interest rates, credit spreads, equity securities' prices and/or foreign currency rates;
•the failure of any of the loss limitation methods that the Company employs;
•the effects of emerging claims, coverage and regulatory issues, including uncertainty related to coverage definitions, limits, terms and conditions;
•breaches by third parties to the Company's program business of their obligations;
•the failure of the Company's cedants to adequately evaluate risks;
•the use of industry models and changes to these models;
•changes in governmental regulations and potential government intervention in the insurance industry;
•changes in the political environment of certain countries in which the Company operates or underwrites business, including the United Kingdom's withdrawal from the European Union;
•changes in tax laws; and
•other factors including but not limited to those described under Item 1A, ‘Risk Factors’ in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC"), as those factors may be updated from time to time in the Company's periodic and other filings with the SEC which are accessible on the SEC's website at www.sec.gov. Readers are urged to carefully consider all such factors as the COVID-19 pandemic may have the effect of heightening many of the other risks and uncertainties described.

The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com